EXHIBIT 99.1

Contacts:	Investor Relations	Media Relations
	Derrick Nueman	Josh Hochberg - Sloane & Company
	408-519-9677	212-446-1892
	dnueman@tivo.com	jhochberg@sloanepr.com

TIVO AUTHORIZES STOCK REPURCHASE PLAN OF UP TO $100 MILLION

Alviso, Calif. - August 12, 2011 - TiVo Inc. (Nasdaq: TIVO) today announced that its Board of Directors has authorized the repurchase of up to $100 million of its outstanding common shares over a period of two years. The share repurchase program will be funded through the Company's existing cash.

“We believe that the repurchase of our common stock represents one effective use of our capital and underscores our commitment to maximize value for our shareholders, given the significant recent market weakness and the cash on our current balance sheet as well as our NOL position” said Tom Rogers, TiVo's President and Chief Executive Officer. “We are confident in our future growth prospects and believe we have the right elements in place and resources available to drive long term value for our shareholders.”

This program shall be effective on August 29, 2011. Purchases made pursuant to the program may be made in either the open market or in privately negotiated transactions from time to time as permitted by federal securities laws and other legal requirements. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The program may be implemented, suspended or discontinued at any time.

About TiVo Inc.

Founded in 1997, TiVo Inc. (Nasdaq: TIVO - News) developed the first commercially available digital video recorder (DVR).  TiVo offers the TiVo service and TiVo DVRs directly to consumers online at www.tivo.com and through third-party retailers.  TiVo also distributes its technology and services through solutions tailored for cable, satellite, and broadcasting companies. Since its founding, TiVo has evolved into the ultimate single solution media center by combining its patented DVR technologies and universal cable box capabilities with the ability to aggregate, search, and deliver millions of pieces of broadband, cable, and broadcast content directly to the television. An economical, one-stop-shop for in-home entertainment, TiVo's intuitive functionality and ease of use puts viewers in control by enabling them to effortlessly navigate the best digital entertainment content available through one box, with one remote, and one user interface, delivering the most dynamic user experience on the market today.  TiVo also continues to weave itself into the fabric of the media industry by providing interactive advertising solutions and audience research and measurement ratings services to the television industry.

TiVo and the TiVo Logo are trademarks or registered trademarks of TiVo Inc. or its subsidiaries worldwide. © 2012 TiVo Inc. All rights reserved. All other trademarks are the property of their respective owners.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo's future business and growth prospects and future use of capital in connection with TiVo's announced share repurchase program. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, "believe," "expect," "may," "will," "intend," "estimate," "continue," or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the other potential factors described under "Risk Factors" in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2011, Quarterly Report on Form 10-Q for the period ended April 30, 2011, and Current Reports on Form 8-K. The Company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.